SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X} Definitive Proxy Statement
                       [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 MONROE BANCORP
                                 --------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Persons Filing Proxy Statement if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

1) Title of each class of securities to which transaction
   applies:                                                       Not applicable
                                                                  --------------

2) Aggregate number of securities to which transaction applies:   Not applicable
                                                                  --------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how
   it was determined):                                            Not applicable
                                                                  --------------

4) Proposed maximum aggregate value of transaction:               Not applicable
                                                                  --------------

5) Total fee paid:                                                Not applicable
                                                                  --------------
     [ ] Fee paid previously by written preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:                                        Not applicable
                                                                  --------------

2) Form, Schedule or Registration Statement No.:                  Not applicable
                                                                  --------------

3) Filing Party:                                                  Not applicable
                                                                  --------------
4) Date Filed:                                                    Not applicable

                              2006 NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                            [LOGO OF MONROE BANCORP]

[MONROE BANCORP LETTERHEAD]
--------------------------------------------------------------------------------

                                                                  March 27, 2006




Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our annual meeting of shareholders on April 27, 2006. At the meeting, we will review our performance for fiscal year 2005.

A notice of the meeting and proxy statement follow. You will also find enclosed your proxy voting card and the 2005 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

I look forward to seeing you on April 27th.


                                Sincerely,

                                /s/ Mark D. Bradford

                                Mark D. Bradford
                                President and Chief Executive Officer

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408





                               Notice of the 2006
                         Annual Meeting of Shareholders



The annual meeting of shareholders of Monroe Bancorp will be held on April 27, 2006, at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana to consider and take action on the following matters:

     1. The election of Bradford J. Bomba, Jr. and Timothy D. Ellis as directors of Monroe Bancorp to serve a three-year term expiring in 2009;

     2. The ratification of the appointment of BKD, LLP, Certified Public Accountants, as independent auditors for fiscal year ending December 31, 2006; and

     3. The transaction of any other business that is properly raised at the meeting.

Your Board of Directors recommends a vote "in favor of" the two proposals.

Only those shareholders of record at the close of business on March 13, 2006 shall be entitled to notice of and to vote at the annual meeting.



                                           By Order of the Board of Directors.

Bloomington, Indiana                       /s/ R. Scott Walters
March 27, 2006

                                           R. Scott Walters
                                           Corporate Secretary

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408

                                 PROXY STATEMENT


                           ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting of shareholders of Monroe Bancorp to be held on April 27, 2006, beginning at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the annual meeting. This proxy statement and form of proxy were first mailed to shareholders on or about March 27, 2006.

As of the close of business on March 13, 2006, the record date for determining shareholders entitled to notice of and to vote at the annual meeting, we had a total of 6,639,842 shares of common stock issued and outstanding, which were held by approximately 297 shareholders of record. The Company has no other outstanding securities entitled to vote.

Why did I receive this proxy statement?

On or about March 27, 2006, we began mailing this proxy statement to everyone who was a shareholder as of the record date of March 13, 2006. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders' meeting.

More importantly, this proxy statement:

     o includes detailed information about the matters that will be discussed and voted on at the meeting, and
     o provides you with updated information about the Company that you will need to consider in order to make an informed decision at the meeting.

Who will solicit the proxies and who is paying for them?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the shareholders. The cost of soliciting proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock and will reimburse them for the cost of forwarding the material.

What will occur at the annual meeting?

First, we will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be "present" at the meeting if the shareholder:

     o    is present in person, or
     o is not present in person but has voted by proxy card prior to the meeting.

A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. If we do not have a quorum, then we will reschedule the meeting. The new meeting date will be announced at the meeting. Abstentions are counted as present for purposes of determining the presence or absence of a quorum.

If a quorum is present at the meeting, then we will vote on:

     o proposal to elect the following individuals for three year terms as members of our Board of Directors: Bradford J. Bomba, Jr. and Timothy
          D. Ellis,
     o a proposal to ratify our Audit Committee's appointment of BKD, LLP as our independent auditors for 2006, and
     o    any other matters which are properly raised at the meeting.

Messrs. Bomba and Ellis are incumbent directors and they have served as directors of the Company and the Bank since 1996. On each proposal, you are entitled to one vote for each share of stock that you own. Cumulative voting is not permitted.

Your vote is completely confidential.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote for each of the proposals.

After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Finally, some of our officers will report on our recent financial results and our current operations.

The Board of Directors recommends that you vote FOR each of the proposals.

How many votes are necessary to elect the nominees for director and approve other matters?

The director nominees will be elected by a plurality of the votes cast at the annual meeting. The holders of a majority of the shares having voting power present at the meeting, in person or by proxy, must vote for the other matter (the ratification of the independent auditor) in order for it to pass. On the other matter, you may vote "for," "against" or "abstain." Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Indiana law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Indiana law. Broker non-votes will not affect the outcome of a vote on a particular matter.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

You should instruct your broker to vote your shares by following the directions your broker provides. If you fail to instruct your broker to vote your shares, your broker will be entitled to vote your shares on each of the proposals and any other matters presented at the meeting.

Who will count the votes?

Tellers appointed at the annual meeting will count the votes cast by proxy or in person.

How do I vote if I'm not planning to attend the annual meeting?

Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your proxies will vote:

     o    FOR the persons nominated for election as directors, and
     o FOR ratification of the appointment of BKD, LLP as independent auditors for 2006.

What if I want to change my vote or revoke my proxy?

You can change your vote or revoke your proxy on a proposal any time before the meeting for any reason. To change your vote or to revoke your proxy before the meeting:

     o write to our Secretary at 210 East Kirkwood Avenue, Bloomington, Indiana 47408,
     o    submit another properly signed proxy with a more recent date, or
     o    vote in person at the meeting.

How do I raise an issue for discussion at an annual meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than November 27, 2006. If notice of any other shareholder proposal intended to be presented at the 2006 annual meeting is not received by the Company on or before February 10, 2007, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Company.

If a shareholder raises a matter at the meeting that was not included in the proxy statement and that requires a shareholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006.

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

Two directors will be elected at the annual meeting. If elected, Messrs. Bomba and Ellis will serve a three-year term until the 2009 annual meeting or until their respective successors are chosen and qualified. For more information about the nominees, see "Other Information You Need to Make an Informed Decision."

This year's nominees for election to the Board of Directors are as follows:


                             Bradford J. Bomba, Jr.
                               Director since 1996
                                     Age 44

                                Timothy D. Ellis
                               Director since 1996
                                     Age 68


Our Board of Directors recommends that you vote FOR the election of Messrs. Bomba and Ellis.



       PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENTAUDITORS

The Audit Committee of the Board of Directors has selected BKD, LLP to serve as our independent auditors for the 2006 fiscal year and is soliciting your ratification of that selection. In their role as independent auditors, they report on our financial statements.

A representative of BKD, LLP may be present at the meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the Audit Committee's selection of BKD, LLP is not necessary because the Audit Committee has responsibility for selection of our independent auditors. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent auditors in the future.

Our Board of Directors recommends a vote FOR the ratification of the selection of BKD, LLP as our independent auditors for 2006.

             OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS OF THE COMPANY

Who is on our Board of Directors?

The directors, including nominees, are listed in the table below. Each director serves a term of three years or until their respective successors are chosen and qualified. The following directors are independent (as defined in the Company's NASDAQ listing requirements): James D. Bremner, Dr. Bradford J. Bomba, Jr., Timothy D. Ellis, Joyce Claflin Harrell, Harry F. McNaught, Jr., Charles R. Royal, Jr., Steven R. Crider and Paul W. Mobley. Mark D. Bradford, President and Chief Executive Officer of the Company and the Bank, is the only director who is not independent.

CLASS 1 Directors (Terms expire 2006)
------------------------------------------------------------------------------------------------------------------
Name                              Age     Office and Business Experience for the Past Five Years
-----------------------------------------------------------------------------------------------------------------
Dr. Bradford J. Bomba, Jr.        44      Dr. Bomba has served as a director of the Company and the Bank since
                                          1996.  He is a physician with Internal Medicine Associates.

Timothy D. Ellis                  68      Mr. Ellis has served as a director of the Company and the Bank since
                                          1996.  He is a real estate broker and auctioneer for Tim Ellis Realtors
                                          & Auctioneers, Inc.


CLASS 2 Directors (Terms expire 2007)
------------------------------------------------------------------------------------------------------------------
Name                              Age     Office and Business Experience for the Past Five Years
------------------------------------------------------------------------------------------------------------------

Joyce Claflin Harrell             58      Ms. Harrell has served as a director of the Company since its incorporation in 1984 and of the Bank since 1983.  Since June 2002, she has served as President of Claflin Enterprise, LLC, a company that markets home health care products. Prior to that, she served as Senior
                                          Vice President / CFO of Indiana University Foundation from April 1990 to
                                          April 1999.  She served as Vice President / Controller of Monroe Bank from 1982 to 1990.  She is a certified public accountant (CPA).

Harry F. McNaught, Jr.            51      Mr. McNaught has served as a director of the Company and the Bank since
                                          January 2003.  He is the president of Denison Properties, Inc., which is a commercial real estate development company.

Charles R. Royal, Jr.             73      Mr. Royal has served as a director of the Company and the Bank since 1987 and has served as Chairman of the Company and the Bank since April 2005.
                                          He is the President/Dealer/Principal for Royal Chevrolet, Inc.


                                       5

CLASS 3 Directors (Terms expire 2008)
------------------------------------------------------------------------------------------------------------------
Name                               Age    Office and Business Experience for the Past Five Years
------------------------------------------------------------------------------------------------------------------

Mark D. Bradford                  48      Mr. Bradford originally joined the Bank in 1990 as a Senior Vice
                                          President and CFO and was named Executive Vice President and CFO in
                                          October 1998 and President and CEO on June 30, 1999.  He was elected
                                          Secretary/Treasurer of the Company in December 1997, and Vice
                                          President/Treasurer in December 1998.  He was named President, CEO and a director of the Company and the Bank in June 1999.

James D. Bremner                  50      Mr. Bremner has served as a director of the Company and the Bank since
                                          2004.  He is President and CEO of Bremner Healthcare Real Estate, which is a national healthcare real estate development and management firm, headquartered in Indianapolis, IN.

Steven R. Crider                  47      Mr. Crider has served as a director of the Company and the Bank since
                                          1995.  He is Vice President of Crider & Crider, Inc., which is a highway/site development contractor.

Paul W. Mobley                    65      Mr. Mobley has served as a director of the Company since its incorporation in 1984 and of the Bank since 1978.  He is Chairman and
                                          CEO of Noble Roman's, Inc., which sells and services franchises primarily for non-traditional locations, for Noble Roman's Pizza and
                                          Tuscano's Italian Style Subs.

The number of directors on the Board of Directors is fixed at nine members.

Board Committees and Meeting Attendance. The Board has established a number of committees which facilitate their administration and oversight of the Company. Among these committees are a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Committees report their actions to the full Board at its next regular meeting. A description of the duties of these committees follows the table on the next page.

                              Committee Membership
------------------------------------------------------------------------------
                                                                  Nominating
                                                                 and Corporate
 Name                            Compensation        Audit        Governance
------------------------------------------------------------------------------
 Dr. Bradford J. Bomba, Jr.                                            X
 Mark D. Bradford
 James D. Bremner                      X                               X
 Steven R. Crider                      X               X               X
 Timothy D. Ellis                                      X
 Joyce Claflin Harrell                                 X*             X*
 Paul W. Mobley                        X
 Harry F. McNaught, Jr.                X                               X
 Charles R. Royal, Jr.                 X

X   Member
*    Chairperson

The Board of Directors held 14 meetings in 2005. None of the directors of the Company attended fewer than 75% of the total number of meetings of the Board and the committees on which he/she served.

The Company does not have a policy which requires the directors to attend the annual meeting. All nine of the current directors attended the 2005 annual meeting.

Compensation Committee. The Compensation Committee held one meeting in 2005. All members of the Compensation Committee are independent, as defined the in Company's NASDAQ listing standards. The Compensation Committee:

     o    determines executive compensation, and
     o reviews the Company's management development and succession planning policies and efforts.

Audit Committee. The Audit Committee held five meetings in 2005. All members of the Audit Committee are independent, as defined in the Company's NASDAQ listing standards. For a full description of the duties of the Audit Committee, see the Monroe Bancorp Audit Committee Charter which is available at the Company's website at www.monroebank.com.

The following lists some of the duties of the Audit Committee.

     o examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures;
     o reviews the Company's accounting policies and the objectivity of its financial reporting;
     o considers annually the qualifications of the Company's independent auditors and the scope of their audit and selects the independent auditors; and
     o receives reports from the internal auditors and reviews the scope of the internal audit program.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was organized February 19, 2004. The Board of Directors also adopted a written charter of the Nominating and Corporate Governance Committee on that date which is available on the Company's website at www.monroebank.com. The Nominating and Corporate Governance Committee held two meetings in 2005.

Under its charter, the Nominating and Corporate Governance Committee is to consist of at least three members. All members of the Nominating and Corporate Governance Committee are independent (as defined in the Company's NASDAQ listing standards). The Nominating and Corporate Governance Committee is responsible for selecting individuals to recommend to the independent members of the Board of Directors for election to the Board.

The Nominating and Corporate Governance Committee has established certain minimum qualifications for board members, including:

     o    the independence of the prospective nominee;
     o the prospective nominee's experience relevant to the needs of Monroe Bancorp; and
     o the prospective nominee's leadership qualities, ability to provide diversity of the Board and ability to represent the shareholders.

The committee also considers the ability of the nominee to meet the applicable requirements of SEC regulations, state law and the Company's Articles of Organization and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate the search, seeking input from other directors and executive management. The Committee will develop a list of potential nominees and prioritize the list. The list of potential nominees will be presented to the independent members of the Board of Directors and the Committee will prioritize the list and recommend one nominee to the Board. The Board will designate one member to make contact with the potential nominee. If the candidate shows interest, he or she will be brought before the whole board for an interview. Nominees recommended by a shareholder will be evaluated on the same basis as other nominees.

The Committee will consider director nominees proposed by shareholders made in accordance with the following procedures. Written recommendations for director nominees should be delivered to the Nominating and Corporate Governance Committee c/o Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408-3536. Any shareholder desiring to make a nomination for director must notify the Committee no more than 50 or less than 10 days prior to the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residential address of the notifying shareholder; and
(e) the number of shares of capital stock of the Company owned by the notifying shareholder.

How was the current slate of nominees for director selected?

The Nominating and Corporate Governance Committee selected this year's slate of candidates. The Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2006 Annual Meeting of Shareholders. Messrs. Bomba and Ellis are incumbent directors, elected by the shareholders, standing for re-election. Mr. Bomba, a member of the Nominating and Corporate Governance Committee, abstained from participating in discussions regarding or voting upon his selection as a nominee.

How is our Board of Directors paid?

Director Fees. The directors of the Company and the Bank other than the Chairman of the Board are compensated for their services in the amount of $750 per board meeting held. All directors, other than inside directors, also receive a fee of $450 for each committee meeting held. The Chair of the Audit Committee receives a fee of $1,800 for each Audit Committee meeting held. As Chairman of the Board of Directors, Mr. Royal receives an annual fee of $36,000 and does not receive any additional compensation for meetings attended.

Directors may defer receipt of fees into a grantor trust established by the Company. Amounts which are deferred are invested in various mutual funds or the Company's common stock at the participant's direction.

The 1999 Directors' Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Directors' Stock Option Plan of Monroe Bancorp (the "Directors' Plan") which provided for the grant of nonqualified stock options (NSOs) to those individuals who serve as directors of the Company. As of March 1, 2006, there were 38,500 options outstanding under the Directors' Plan.

Each member of the Board of Directors of the Company is covered by the Directors' Plan. Pursuant to the provisions of the Directors' Plan, on January 1, 1999, each director was granted an option to acquire 5,500 shares of the Company's common stock ("Company Stock") at a per share option price of $12.045. The number of shares and price have been restated for a 10% stock dividend paid on November 17, 2005. Individuals elected to serve as directors after January 1, 1999 were granted an option to acquire 5,500 shares of the Company's common stock at a per share price which was equal to the fair market value at the grant dates.

On February 28, 2005, the Company's Executive Committee voted to terminate the Directors' Plan effective as of December 31, 2004. As a result of such termination, no further options will be granted under the Directors' Plan. Existing options will remain outstanding in accordance with their terms and conditions until they are exercised, forfeited or expire. The existing outstanding options under the Directors' Plan will remain in effect in accordance with their terms.

Directors' Deferred Compensation Plan. On November 17, 2005, the Company's Board of Directors approved the Monroe Bancorp Directors' 2005 Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"), effective January 1, 2005. All directors are eligible to participate in the Directors' Deferred Compensation Plan. Under the Directors' Deferred Compensation Plan, directors may elect to defer receipt of all or part of their director fees. Deferrals are credited to a bookkeeping account. Directors are at all times 100% vested in their deferral accounts. Deferral accounts will be increased or decreased based on the increase or decrease in one or more "investment funds" established by the Compensation Committee for use under the Directors' Deferred Compensation Plan. Directors may elect which investment fund or funds will be used for this purpose for their own deferral accounts. Company stock will be used for one investment fund. Directors may elect to have their deferral accounts paid to them in either a single sum or installments, beginning on a specified date (which may not be any sooner than two plan years after the year to which the deferral election relates) or upon termination of service.

EXECUTIVE OFFICERS OF THE COMPANY

Who are our Executive Officers?

The executive officers of the Company and the Bank are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                             Age      Office and Business Experience
------------------------------------------------------------------------------------------------------------------
Mark D. Bradford                 48       See Mr. Bradford's biography on page 6.

John E. Christy                  46       Mr. Christy is President of the Central Indiana Region of the Bank.  He
                                          joined the Bank in July 2003.  Prior to his employment with the Bank, he was Senior Vice President and Regional Manager for the West Florida
                                          Middle Market Division at SouthTrust Bank in Tampa, FL from December
                                          1999 to March 2003.  From April 1997 to December 1999, he was Senior
                                          Vice President and Team Sales Leader for the Central Indiana Middle
                                          Market Commercial Division at Key Bank in Indianapolis, IN.

Gordon M. Dyott                  52       Mr. Dyott is the Executive Vice President and Chief Financial Officer of
                                          the Bank and the Company.  He originally joined the Bank as a Senior
                                          Vice President in March 1996, and became Executive Vice President in
                                          October 1998.  He served as head of retail banking, operations and marketing until December 2001. As of January 1, 2002, he became Chief
                                          Financial Officer.

Christopher G. Tietz             43       Mr. Tietz is a Senior Vice President and Chief Credit Officer of the
                                          Bank. He joined the Bank in August 2005.  Prior to his employment with the Bank, he was employed by Integra Bank in Evansville, IN, serving as the Chief Commercial Credit Officer from August 2000 to May 2004 and as
                                          Commercial Regional Market Executive from May 2004 to July 2005.  From
                                          July 1985 to August 2000, he was employed by First American National
                                          Bank (acquired by AmSouth) in Nashville, TN, serving as their Executive
                                          Vice President and Regional Senior Credit Officer from May 1993 to
                                          August 2000.

R. Scott Walters                 53       Mr. Walters is a Senior Vice President of the Bank for the Wealth
                                          Management Group and the Secretary of the Company.  He originally joined the Bank in 1985 as a Vice President and became Senior Vice President in
                                          December 1990.  He was elected Secretary of the Company in December 1998.

                                                    Summary Compensation Table
                                                                                                 Long-term
                                                                                                Compensation
                                                                                                ------------
                                                              Annual Compensation                  Awards
                                                  -------------------------------------------   --------------
                                                                                Other Annual     Securities
                                                                                Compensation     Underlying           All Other
       Name and Principal Position        Year       Salary        Bonus             (1)          Options (#)     Compensation (3)
--------------------------------------   ------   -----------   -----------    --------------   --------------  -------------------
Mark D. Bradford,                         2005     $ 165,000     $ 53,783        $ 10,500  (2)      60,000            $ 12,235
President CEO and Director                2004       155,000       27,096           8,400  (2)           -               9,578
of the Company and the Bank               2003       152,308       16,814           9,100  (2)       5,000               9,304


John E. Christy                           2005       126,072     $ 50,753               -           45,000            $  9,771
President, Central Indiana                2004       122,400       33,952               -                -                   -
Region of the Bank                        2003        55,385       32,088  (5)          -            2,500                   -


Gordon M. Dyott,                          2005     $ 126,072     $ 43,107               -           45,000            $  9,228
Exec. Vice President, Chief               2004       122,400       17,147               -                -               7,491
Financial Officer of the Company          2003       115,154       10,000               -            5,000               6,812
and the Bank

Christopher G. Tietz (4)                  2005     $  46,554     $ 62,528  (5)          -           45,000                   -
Senior Vice President Chief Credit
Officer of the Bank


R. Scott Walters,                         2005     $ 105,060     $ 48,725               -           45,000            $  9,158
Senior Vice President Wealth              2004       102,000       35,253               -                -               6,845
Management Group of the Bank              2003        89,846       33,328               -            5,000               5,822
Secretary of the Company

(1) While executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's total annual salary and bonus and are not required to be disclosed by applicable rules of the SEC.

(2) Consists of directors' fees paid to Mr. Bradford for the fiscal years indicated.

(3) Consists of matching contributions by the Company under the Company's Thrift Plan and contributions by the Company under the Company's Employee Stock Ownership Plan.

(4) Three years of data is not presented because Mr. Tietz joined the Bank in August 2005.

(5)  Includes a signing bonus to help defray relocation expenses.


1999 Management Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Management Stock Option Plan of Monroe Bancorp ("Management Plan"). The Management Plan provides for the grant of (i) incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code ("Code") and (ii) nonqualified stock options ("NSOs") to officers and key employees of the Company or any of its subsidiaries, as selected by the administrative committee of the Management Plan.

A total of 469,700 shares of common stock were reserved for issuance under the Management Plan. The option price per share of Company Stock will not be less than the fair market value of one share of Company Stock on the date the stock option is granted. As of March 1, 2006, there were 325,250 options outstanding under the Management Plan.

The Management Plan will expire on December 31, 2009; after that date, no options will be granted under the Management Plan. However, options granted prior to that date will remain in effect in accordance with their terms.

Individual Option Grants in Last Fiscal Year. The following table provides details regarding stock options granted to Messrs. Bradford, Christy, Dyott, Tietz and Walters during the fiscal year ended December 31, 2005. In accordance with the rules of the Securities and Exchange Commission, the table also shows the hypothetical gains or "options spreads" that would exist for respective options. These gains are based on assumed rates of annual compound stock price appreciation of five percent (5%) and ten percent (10%) from the date the options were granted over the full option term. Gains are reported net of the option exercise price, but before any effect of taxes. In assessing these values, it should be kept in mind that no matter what value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date, and that value would depend on the efforts of such executive to foster the future success of the Company for the benefit of all shareholders. The amounts reflected in the table may not necessarily be achieved.

                                                                                                Potential Realizable
                                       Percent of                                             Value at Assumed Annual
                        Number of     Total Options                                                Rates of Stock
                         Shares        Granted to                                               Price Appreciation
                       Underlying     Employees in      Exercise or                                for Option Term
                         Options       Fiscal Year      Base Price       Expiration
Name                   Granted (1)         (%)           ($/Share)          Date            5% ($)            10% ($)
---------------------  -----------    -------------     ------------     -----------      ---------          --------
Mark D. Bradford          10,000                4 %       $ 16.00          12/8/15        $ 100,623          $ 254,999
Mark D. Bradford          50,000               20           22.00         12/15/15          168,094            919,229
John E. Christy            5,000                2           16.00          12/8/15           50,312            127,499
John E. Christy           40,000               17           22.00         12/15/15          134,476            735,383
Gordon M. Dyott            5,000                2           16.00          12/8/15           50,312            127,499
Gordon M. Dyott           40,000               17           22.00         12/15/15          134,476            735,383
Christopher G. Tietz       5,000                2           16.00          12/8/15           50,312            127,499
Christopher G. Tietz      40,000               17           22.00         12/15/15          134,476            735,383
R. Scott Walters           5,000                2           16.00          12/8/15           50,312            127,499
R. Scott Walters          40,000               17           22.00         12/15/15          134,476            735,383

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value. The following table contains information concerning (1) each exercise of stock options during 2005 under the 1999 Stock Option Plan by each of the executive officers named in the Summary Compensation Table on the page 11 who have options, and (2) the value as of December 31, 2005 of each of the named executive officer's unexercised options on an aggregated basis.

                             Shares                         Number of Securities                  Value of Unexercised
                            Acquired                       Underlying Unexercised                 In-the-Money Options
                               on         Value          Options at Fiscal Year-End                at Fiscal Year-End
                            Exercise     Realized                  (#)                                      ($)
Name                          (#)          ($)        Exercisable         Unexercisable      Exercisable         Unexercisable
------------------------    ---------    --------     -----------         -------------      -----------         -------------
Mark D. Bradford                 -            -          38,500               65,500          $ 177,850             $ 18,000
John E. Christy                  -            -               -               47,750                  -                9,000
Gordon M. Dyott                  -            -          22,000               50,500             87,000               18,000
Christopher G. Tietz             -            -               -               45,000                  -                    -
R. Scott Walters                 -            -          11,000               50,500             43,500               18,000

Other Employee Benefit Plans
----------------------------

Thrift Plan. The Company maintains a Thrift Plan in which substantially all employees may participate. Under this plan, the Company contributes 100% of each participant's compensation deferral contributions up to 3% of the participant's total compensation plus 50% of each participant's compensation deferral contributions which exceed 3% of the participant's total compensation but which do not exceed 5% of the participant's total compensation. The Company's expense for the Thrift Plan was $257,000 for the fiscal year ended December 31, 2005.

Employee Stock Ownership Plan. The Company maintains an Employee Stock Ownership Plan ("ESOP") in which substantially all employees may participate. The ESOP invests primarily in the stock of the Company. The amount of contributions by the Company to the ESOP, when they are made, is determined by the Board of Directors of the Company. Upon termination of employment, shares allocated to participants are distributed to them from the plan. The Company's expense for the ESOP was $120,000 for the fiscal year ended December 31, 2005.

Executives' Deferred Compensation Plan. On November 17, 2005, the Company's Board of Directors approved the Monroe Bancorp Executives' 2005 Deferred Compensation Plan (the "Executives' Deferred Compensation Plan"), effective January 1, 2005. Designated executives in a select group of management or highly compensation employees, including the executive officers of the Company, are eligible to participate in the Executives' Deferred Compensation Plan. Under the Executives' Deferred Compensation Plan, executives may elect to defer all or a portion of their base salary, annual bonus or other compensation designated by the Compensation Committee for personal retirement or financial planning. Deferrals are credited to a bookkeeping account. Participants are at all times 100% vested in their deferral accounts. Deferral accounts will be increased or decreased based on the increase or decrease in one or more "investment funds" established by the Compensation Committee for use under the Executives' Deferred Compensation Plan. Participants may elect which investment fund or funds will be used for this purpose for their own deferral accounts. Company stock will be used for one investment fund. Participants may elect to have their deferral accounts paid to them in either a single sum or installments, beginning on a specified date (which may not be any sooner than two plan years after the year to which the deferral election relates) or upon termination of service.

REPORT OF A MAJORITY OF INDEPENDENT DIRECTORS REGARDING EXECUTIVE COMPENSATION

Who determines how much the executive officers are paid?

In December 2004, a majority of the independent directors of the Board (as defined in the Company's NASDAQ listing requirements) comprised of David D. Baer (who retired from the board in April 2005), Steven R. Crider, Harry F. McNaught, Jr., Paul W. Mobley, and Charles R. Royal, Jr. (the "Committee") met and performed substantially equivalent functions of a compensation committee and determined the 2005 compensation of the Chief Executive Officer and other executive officers. The report that follows discusses how compensation was determined for fiscal year 2005.

What are our goals, policies, and objectives?

The Company's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Company as a whole.

What are the components of executive compensation?

In 2005, the Company's executive compensation program had three principal components:

     o    base salary;
     o    monthly and annual variable (at-risk) incentive compensation; and
     o    stock options.

During 2005, the cash-based monthly and annual variable (at-risk) incentive component linked executive compensation directly to the Company's 2005 financial performance.

Base Salary. The base salary ranges for executive officers were determined based upon competitive pay practices of Midwest regional banks as set forth in the Crowe Chizek Midwest Regional Bank Compensation Study as well as other sources. Each executive officer was reviewed individually by the Committee, which included an analysis of the performance of the Company. In addition, the review also included an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job performance or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; personnel management skills; dependability; initiative; overall skill level; and overall value to the Company. Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. In weighing these factors, the Committee made inherently subjective judgments.

The Committee reviewed and utilized the criteria discussed above in order to establish the Chief Executive Officer's base salary.

Monthly and Annual Variable Incentive Compensation. The Committee established objective performance criteria for the monthly and annual variable incentive compensation program.

The monthly variable component of incentive compensation provides the executives with a fixed amount each month if the Bank's rolling three-month net income exceeded the Bank's budgeted rolling three-month net income as of the end of the specific month. In January, this incentive was based on the Bank's January net income and in February, it was based on the Bank's net income for the two months ended

February 28, 2005. Mr. Bradford received $2,500 per month under such circumstances. For 2005, Mr. Bradford received a total of $22,500 under the monthly incentive compensation program.

For the annual variable incentive compensation component of the program, the Committee specifies a percentage of the annual increase in the Bank's modified pre-tax net income over the prior year's modified pre-tax net income that each executive officer will receive. The Bank's pre-tax net income is modified by adding to pre-tax net income the amount of monthly and annual incentive compensation expense paid to the executive officers. In addition, certain executive officers may also receive variable incentive compensation based on performance criteria established for the various areas of the Company directly under their control. Mr. Bradford did not have his payments under the annual variable incentive compensation program contingent on any other performance criteria, other than the increase in Bank's pre-tax net income as discussed above.

The Committee establishes target payouts for each participating position based upon bonus targets for equivalent positions at peer group companies. In 2005, the target payout for the Chief Executive Officer was 28.4% of his base salary. The actual payout under the plan varies from year to year depending on the Company's annual financial performance.

Under the 2005 program, Mr. Bradford received a variable compensation payment equal to 32.4% of his base salary, as reported in the Summary Compensation Table on page 12. This table also reports amounts paid under this variable incentive program to all named executive officers.

Stock Options. The purpose of the stock option plan is to further align management's interests with the Company's performance and interest of its shareholders. The Committee determines stock options to be granted to executive officers under the stock option plan. Stock options were granted under this plan in 2005. Since the exercise price of all grants is equal to or greater than the closing price of the Company's common stock as reported on the NASDAQ National Market System on the grant date, the options have no value unless the common stock price exceeds the exercise price of the options. During 2005, the following options were granted to purchase shares of the Company's stock:

Mark Bradford              60,000 shares
John Christy               45,000 shares
Gordon Dyott               45,000 shares
Christopher Tietz          45,000 shares
R. Scott Walters           45,000 shares

Other Benefits. At various times in the past the Company has adopted certain broad based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

The Company also provides medical and defined contribution plans to the executive officers that are generally available to the other Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for fiscal year 2005.

This Report issued by:

James D. Bremner           Paul W. Mobley
Steven R. Crider           Charles R. Royal, Jr.
Harry F. McNaught, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Company has a Compensation Committee which was formed in April 2005, all of the members of which are independent. In December 2005, the Compensation Committee met and determined the 2006 compensation of the Chief Executive Officer and other executive officers.

POLICIES ON BUSINESS ETHICS

Monroe Bancorp has adopted a code of ethics, entitled "Monroe Bancorp Code of Ethics for Executive and Financial Management" that applies to its principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. In addition, all of the Company's officers, employees and directors are required to comply with the Monroe Bancorp Code of Ethics and Conduct to ensure that the Company's business is conducted in a consistently legal and ethical manner. The Sarbanes-Oxley Act of 2002 requires companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has these procedures in place, which are set forth in the Monroe Bancorp Fraudulent Activities Reporting Policy.

The full text of the Monroe Bancorp Code of Ethics for Executive and Financial Management, Code of Ethics and Conduct, and Fraudulent Activities Reporting Policy are posted on the Company's website at www.monroebank.com, under the Shareholder Relations link. Any waivers to or amendments of the Code of Ethics for Executive and Financial Management will be posted on the Company's website.


SHAREHOLDER COMMUNICATIONS

Any shareholder who desires to contact Monroe Bancorp's Chairman of the Board or any other members of the Board of Directors may do so by sending a letter to:
Monroe Bancorp Chairman of the Board, P.O. Box 1382, Bloomington, Indiana 47402. Communications received in writing are distributed to the Chairman of the Board who may then forward them to the Board of Directors or other individual members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Chairman of the Board will forward them to the Chairperson of the Audit Committee for review.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

Monroe Bank (the "Bank"), the Company's wholly-owned banking subsidiary, has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of the Company and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners. These banking transactions are made on substantially the same terms (including interest rates and collateral) as those prevailing at the Company and the Bank for comparable transactions with other persons, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2005 loans to directors and executive officers of the Company and the Bank and their associates totaled $10,046,000, equaling 19.9% of the Company's consolidated shareholders' equity.

FIVE-YEAR TOTAL SHAREHOLDER RETURN

The indexed graph on the following page indicates Monroe Bancorp's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the Russell 2000 Index, the Bancorp's peer group index (which is a line-of-business index prepared by an independent third party consisting of banks with assets between $500 million and $1 billion). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 2001, in each of Monroe Bancorp, the Russell 2000 Index, and the peer group index.

The Company's common stock began trading on the NASDAQ National Market System under the symbol "MROE" on May 30, 2001. For the periods prior to May 30, 2001, the Company's common stock was traded on the OTC Bulletin Board. The values for Monroe Bancorp's stock are the year-end closing price per share as reported by NASDAQ for the period subsequent to May 30, 2001, and are based upon the trades of the stock of Monroe Bancorp of which management was aware for periods prior to May 30, 2001. Management did not have knowledge of the price paid in all transactions prior to May 30, 2001 and has not verified the accuracy of those prices that have been reported.

                  Comparative Five-Year Cumulative Total Return
                               Among the Company,
                     Russell 2000 Index and Peer Group Index




                       [PERFORMANCE CHART APPEARS BELOW]

                                                          Period Ending
                            ------------------------------------------------------------------
Index                       12/31/00   12/31/01    12/31/02    12/31/03    12/31/04   12/31/05
----------------------------------------------------------------------------------------------
Monroe Bancorp                100.00     134.02      175.74      190.86      251.00     251.11
Russell 2000                  100.00     102.49       81.49      120.00      142.00     148.46
SNL $500M-$1B Bank Index      100.00     129.74      165.63      238.84      270.66     282.26

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

Why are we receiving this report?

This report is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting. The Board of Directors adopted a written charter of the Audit Committee on February 15, 2001. The Charter was amended February 19, 2004. It is available on the Company's website at www.monroebank.com.

Who are the members of the Audit Committee?

The Audit Committee is comprised of the following three members of the Board of Directors of the Company: Joyce Claflin Harrell (Chair), Steven R. Crider and Timothy D. Ellis. All of the members of the Audit Committee are independent (as defined in the Company's NASDAQ listing requirements) from management and the Company.

The Board of Directors has determined that Joyce Claflin Harrell, Chairperson of the Audit Committee, is an "audit committee financial expert" and is "independent" as defined under applicable Securities and Exchange Commission rules. Ms. Harrell is a certified public accountant and served as Senior Vice President and Chief Financial Officer of the Indiana University Foundation from 1990 to 1999. Prior to that, she served as Vice President, Controller of Monroe Bank from 1982 to 1990. She currently serves as President of Claflin Enterprise, LLC which was formed in 2002 to patent and market home health care products.

Has the Audit Committee reviewed the Company financial statements?

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 and the footnotes thereto with management and the independent auditors. Based on these discussions with management and the independent auditors, the Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61.

The Audit Committee discussed with the Company's auditors the independence of such auditors from management and the Company, and received the written disclosures and the letter from its independent auditors concerning the auditors' independence required by the Independence Standards Board No. 1 to be made by the auditors to the Company. The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

This Report issued by:

Joyce Claflin Harrell, Chairperson
Steven R. Crider
Timothy D. Ellis

INDEPENDENT AUDITORS' FEES

Fees paid to BKD, LLP

The following table sets forth the aggregate fees billed by BKD, LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2005 and 2004 and for other services rendered during fiscal years 2005 and 2004 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company:

      Type of Fee                 2005           2004
      -----------                 ----           ----
      Audit Fees               $ 118,662       $ 91,900
      Audit Related               10,350         10,070
      Tax                          9,230          6,900
      All Other Fees              11,700         13,633
                              -----------    -----------
           Total               $ 149,942      $ 122,503
                              ===========    ===========


Audit Fees: Consist of fees billed for professional services for (i) the integrated audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, (ii) the review of the interim condensed consolidated financial statements included in the quarterly reports, (iii) the services that are normally provided by BKD, LLP in connection with statutory and regulatory filings or engagements, and (iv) the attest services, except those not required by statute or regulation.

Audit Related Fees: Consist of fees billed for assurance and related services that are reasonable related to the performance of the audits of the Company's employee benefit plans.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance.

All Other Fees: Consist of fees for all other services other than those reported above. These services primarily include trust administrative review agreed-upon procedures (2005 and 2004) and external penetration testing (2004).

In making its recommendation to ratify the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2006, the Audit Committee has considered whether services other than audit and audit related provided by BKD, LLP are compatible with maintaining the independence of BKD, LLP.

All of the fees and services described above were approved by the Audit Committee on a case-by-case basis. The Audit Committee must pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as set forth in Appendix D to the Audit Committee Charter, to be performed for the Company by the independent auditors. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided that decisions of such delegates shall be presented to the full Audit Committee at its next scheduled meeting.

SECURITIES OWNERSHIP OF MANAGEMENT

How much stock do our Executive Officers and Directors own?

The following table shows the number of shares of common stock owned by each director and named executive officer, and by the directors and all of the Company's executive officers as a group. The table shows ownership as of March 1, 2006.

                                         Amount and Nature of
Name of Beneficial Owner                Beneficial Ownership (1)     Percent of Class (2)
------------------------                ------------------------     --------------------
Bradford J. Bomba, Jr., M.D.                 12,985 (5)                      *
Mark D. Bradford                             64,821 (3) (4) (6)              *
James D. Bremner                             13,208 (5)                      *
John E. Christy                                 212 (3)                      *
Steven R. Crider                             11,742 (5)                      *
Gordon M. Dyott                              52,734 (3) (7)                  *
Timothy D. Ellis                             49,220                          *
Joyce Claflin Harrell                        41,092 (5)                      *
Harry F. McNaught, Jr.                       10,900 (5)                      *
Paul W. Mobley                               47,081 (5)                      *
Charles R. Royal, Jr.                       430,837                        6.49%
Christopher G. Tietz                          3,000                          *
R. Scott Walters                             77,116 (3) (4) (8)            1.16%
Directors and executive officers
     as a group (13 individuals)          814,948                        12.07%

*    Represents less than 1% of the outstanding shares of common stock.

(1)  Includes shares for which the names person:
     -    has sold voting and investment power, or
     -    has shared voting and investment power with a spouse
(2) Percentage calculated by dividing (x) the number of shares in the "Number of Shares Owned" column for such individual by (y) the sum of 6,639,842 (which is the number of shares of the Company oustanding on March 1, 2006) and the number of shares that the individual has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Exchange Act.
(3)  Amount includes shares held in the ESOP for such individual's account.
(4) Amount includes shares held for the benefit of the children of such individual.
(5) Amount includes the right to acquire 5,500 shares through stock options exercisable within sixty days of this proxy statement.
(6) Amount includes the right to acquire 38,500 shares through stock options exercisable within sixty days of this proxy statement.
(7) Amount includes the right to acquire 22,000 shares through stock options exercisable within sixty days of this proxy statement.
(8) Amount includes the right to acquire 11,000 shares through stock options exercisable within sixty days of this proxy statement.

SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records, we believe that during 2005 our directors and executive officers complied with all Securities and Exchange Commission filing requirements applicable to them except as discussed in the following sentences. Timothy D. Ellis filed a late Form 4, reporting the purchase of 220 shares of Monroe Bancorp common stock by his SEP and 110 shares of Monroe Bancorp stock by Dorothy Ellis's (his wife's) SEP. R. Scott Walters filed a late Form 4, reporting the gift of 160 shares of Monroe Bancorp common stock to various charitable organizations. Mark D. Bradford filed a late Form 4 reporting the gifts of 63 shares of Monroe Bancorp common stock to various individuals.


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company as of March 1, 2006 by the only shareholders or affiliated group of shareholders known by the Company to beneficially own 5% or more of the Company's common stock outstanding on that date.

                                                   Amount and Nature of
        Name and Address of Beneficial Owner        Beneficial Ownership (1)     Percent of Class
        ------------------------------------        ------------------------     ----------------
        Charles R. Royal, Jr.                               430,837                 6.49%
        1420 S. Valley Forge Road
        Bloomington, IN 47401

                                 REVOCABLE PROXY
                                 MONROE BANCORP

PLEASE MARK VOTES
AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 2006
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MONROE BANCORP

The undersigned, having received Notice of the Annual Meeting and accompanying materials dated March 27, 2006, hereby appoints Joyce Claflin Harrell and Harry
F. McNaught, Jr., and each of them, as proxies, each with the power of substitution, to represent and to vote, as designated below, all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monroe Bancorp to be held on April 27, 2006 at 10 o'clock a.m. (local time) at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, in accordance with the following instructions. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of the two nominees listed below as directors of Monroe Bancorp to serve until the 2009 Annual Meeting and until their successors have been duly elected and qualified.

                                        For         Withhold     For All Except
                                        [ ]            [ ]            [ ]

     Bradford J. Bomba, Jr.  Timothy D. Ellis

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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2.   Ratification of the appointment of BKD, LLP as auditors for the fiscal year ending December 31, 2006.

                                        For         Against            Abstain
                                        [ ]           [ ]                [ ]


3. In their discretion, on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 and 2.

         Please be sure to sign and date this Proxy in the box provided.

                  Date:
                        ---------------------------------


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Shareholder sign above.                           Co-holder (if any) sign above.

          Detach above card, sign, date and mail in envelope provided.

                                 MONROE BANCORP

Please sign exactly as name(s) appear(s) hereon. If shares are held in the name of two or more persons, all must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or other acting in a representative or fiduciary capacity, please give full title as such.
                 PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY
                            IN THE ENCLOSED ENVELOPE.